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                                                                   Exhibit 4.7.1

                       ASSUMPTION OF AND AMENDMENT TO THE
                             UNIVERSAL ACCESS, INC.
                        PREFERRED STOCK RIGHTS AGREEMENT

            This Agreement, dated as of July 13, 2001, among Universal Access, Inc., a Delaware corporation ("UAI"), UAXS Global Holdings Inc., a Delaware corporation ("Holdings"), and Wells Fargo Bank Minnesota, N.A. ("Wells Fargo");

            WHEREAS, UAI and Wells Fargo, as the Rights Agent, have entered into a Preferred Stock Rights Agreement dated as of July 31, 2000 (the "Rights Agreement");

            WHEREAS, the Board of Directors of UAI wishes to effect a reorganization (the "Reorganization") pursuant to a merger under Section 251(g) of the Delaware General Corporation Law, as a result of which UAI will become the wholly-owned subsidiary of UAXS Global Holdings Inc., a Delaware corporation (the "Company");

            WHEREAS, in connection with the Reorganization, UAI wishes to amend the Rights Agreement as set forth below;

            WHEREAS, it is the intention of the Boards of Directors of UAI and Holdings that, at the effective time of the Reorganization, Holdings will assume the obligations of and succeed to the rights of UAI under the Rights Agreement as amended hereby;

            NOW THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

            1. AMENDMENT OF THE RIGHTS AGREEMENT: (a) Upon the effective time of the Reorganization, the legend set forth in Section 3(c) of the Rights Agreement shall be deleted in its entirety and replaced with the legend set forth on Annex A hereto.

                  (b) Upon the effective time of the Reorganization, the Rights Agreement shall be deemed to be amended to the effect that any reference to "Universal Access, Inc." or the "Company" in the Rights Agreement shall be deemed a reference to Holdings, and Holdings shall have all of the rights, privileges and obligations of UAI as set forth in the Rights Agreement. Holdings shall not be an Acquiring Person (as defined in the Rights Agreement) nor shall the Reorganization constitute a Triggering Event (as defined in the Rights Agreement).

            2. UAI hereby assigns to Holdings, effective as of the effective time of the Reorganization, all its interests in the Rights Agreement as amended.

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            3. Holdings hereby assumes and covenants, effective as of the effective time of the Reorganization, to perform all the obligations of UAI under the Rights Agreement and to perform such obligations in the same manner and to the same extent that UAI would have been required to perform had the Reorganization not taken place.

            4. This Agreement shall be governed by and interpreted and construed in accordance with the laws of the State of Delaware.

            5. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.


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            IN WITNESS WHEREOF, the parties hereto have executed this instrument as of the date first set forth above.

                                         UNIVERSAL ACCESS, INC.

                                         By: /s/ Patrick C. Shutt
                                             -----------------------------------
                                             Name:  Patrick C. Shutt
                                             Title: Chief Executive Officer


                                         UAXS GLOBAL HOLDINGS INC.

                                         By: /s/ Patrick C. Shutt
                                             -----------------------------------
                                             Name:  Patrick C. Shutt
                                             Title: Chief Executive Officer


                                         WELLS FARGO BANK MINNESOTA, N.A.

                                         By: /s/ Nancy Rosengren
                                             -----------------------------------
                                             Name:  Nancy Rosengren
                                             Title: Vice President


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ANNEX A

THIS CERTIFICATE ALSO EVIDENCES AND ENTITLES THE HOLDER HEREOF TO CERTAIN RIGHTS AS SET FORTH IN A RIGHTS AGREEMENT BETWEEN UNIVERSAL ACCESS, INC. AND WELLS FARGO BANK MINNESOTA, N. A., AS THE RIGHTS AGENT, DATED AS OF JULY 31, 2000 (THE "RIGHTS AGREEMENT"), THE TERMS OF WHICH ARE HEREBY INCORPORATED HEREIN BY REFERENCE. THE RIGHTS, DUTIES AND OBLIGATIONS OF UNIVERSAL ACCESS, INC. UNDER THE RIGHTS AGREEMENT HAVE BEEN ASSUMED BY UAXS GLOBAL HOLDINGS INC., AND A COPY OF THE RIGHTS AGREEMENT IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICES OF UAXS GLOBAL HOLDINGS INC. UNDER CERTAIN CIRCUMSTANCES, AS SET FORTH IN THE RIGHTS AGREEMENT, SUCH RIGHTS WILL BE EVIDENCED BY SEPARATE CERTIFICATES AND WILL NO LONGER BE EVIDENCED BY THIS CERTIFICATE. UAXS GLOBAL HOLDINGS INC. WILL MAIL TO THE HOLDER OF THIS CERTIFICATE A COPY OF THE RIGHTS AGREEMENT WITHOUT CHARGE AFTER RECEIPT OF A WRITTEN REQUEST THEREFOR. UNDER CERTAIN CIRCUMSTANCES SET FORTH IN THE RIGHTS AGREEMENT, RIGHTS ISSUED TO, OR HELD BY, ANY PERSON WHO IS, WAS OR BECOMES AN ACQUIRING PERSON OR ANY AFFILIATE OR ASSOCIATE THEREOF (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT), WHETHER CURRENTLY HELD BY OR ON BEHALF OF SUCH PERSON OR BY ANY SUBSEQUENT HOLDER, MAY BECOME NULL AND VOID.


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